Exhibit 10.1

FOURTH AMENDMENT TO

FIRST AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of December 12, 2014, by and among RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP, a Delaware limited partnership (the “Borrower”), RETAIL OPPORTUNITY INVESTMENTS CORP., a Maryland corporation (“Parent Guarantor”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as Administrative Agent for itself and the other Lenders from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Administrative Agent, is hereinafter referred to as “Agent”), and each of the undersigned “Lenders” (hereinafter referred to collectively as the “Lenders”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Parent Guarantor, certain Subsidiaries of the Parent Guarantor, KeyBank, Agent and the other Lenders are party to that certain First Amended and Restated Credit Agreement dated as of August 29, 2012, as amended by that certain First Amendment to First Amended and Restated Credit Agreement dated April 15, 2013, that certain Second Amendment to First Amended and Restated Credit Agreement dated August 30, 2013, and that certain Third Amendment to First Amended and Restated Credit Agreement dated September 26, 2013 (as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated from time to time, the “Credit Agreement”);

WHEREAS, the Borrower and the Parent Guarantor have requested that the Agent and the Lenders modify the Credit Agreement in certain respects and the Agent and the Lenders have agreed to such modifications on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual covenants, promises, and agreements set forth hereinbelow, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, and as a material inducement to the Agent and the Lenders to agree to such modifications, the parties do hereby covenant and agree as follows:

1.        Definitions. Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Credit Agreement.

2.        Modification of the Credit Agreement. Borrower, the Parent Guarantor, Agent and the Lenders do hereby modify and amend the Credit Agreement as follows:

(a)      By inserting the following definitions in Section 1.01 of the Credit Agreement, in appropriate alphabetical order:

“Amendment Closing Date” means the “Amendment Closing Date” as defined in the Fourth Amendment.

“Fourth Amendment” means that certain Fourth Amendment to First Amended and Restated Credit Agreement dated as of December 12, 2014, by and among Borrower, Parent Guarantor, Administrative Agent, and the Lenders.

“Material Acquisition” means a simultaneous acquisition by Borrower or its Subsidiaries of one or more assets with a purchase price of ten percent (10%) or more of Consolidated Total Asset Value immediately prior to such acquisition.

(b)      By deleting in their entirety the definitions of the terms “Aggregate Commitments”, “Applicable Rate”, “Arrangers”, “Capitalization Rate”, “Facility Fee”, “Fee Letter”, “Initial Maturity Date”, “Material Subsidiary”, “Maturity Date”, “Threshold Amount”, “UAP Guarantor”, and UAP Subsidiary” appearing in Section 1.01 of the Credit Agreement, and inserting in lieu thereof the following:

“Aggregate Commitments” means the Commitments of all the Lenders. The initial amount of Aggregate Commitments in effect on the Amendment Closing Date is $500,000,000.

“Applicable Rate” means, as of any date of determination, a percentage per annum determined by reference to the Credit Rating Level as set forth below (provided that any accrued interest payable at the Applicable Rate determined by reference to the Consolidated Leverage Ratio shall be payable as provided in Section 2.07):

Pricing Level	Credit Rating Level	Eurodollar Rate Loans & Letters of Credit Fees	Base Rate Loans
I	Credit Rating Level 1	0.85%	0.00%
II	Credit Rating Level 2	0.925%	0.00%
III	Credit Rating Level 3	1.00%	0.00%
IV	Credit Rating Level 4	1.20%	0.20%
V	Credit Rating Level 5	1.60%	0.60%

The Applicable Rate for each Base Rate Loan shall be determined by reference to the Credit Rating Level in effect from time to time, and the Applicable Rate for any Interest Period for all Eurodollar Rate Loans comprising part of the same Borrowing shall be determined by reference to the Credit Rating Level in effect on the first day of such Interest Period; provided, however, that no change in the Applicable Rate resulting from the application of the Credit Rating Levels or a change in the Credit Rating Level shall be effective until three Business Days after the date on which the Administrative Agent receives written notice of the application of the Credit Rating Levels or written notice, pursuant to Section 6.03(f)

or addressed to the Administrative Agent from the applicable Rating Agency, of a change in such Credit Rating Level, or otherwise confirms such change through information made publicly available by such Rating Agency.

“Arrangers” means KeyBanc Capital Markets Inc. in its capacity as lead arranger and sole book manager.

“Capitalization Rate” means 6.75%.

“Facility Fee” has the meaning specified in Section 2.08(a).

“Fee Letter” means the letter agreement, dated November 26, 2014, among the Parent Guarantor, the Administrative Agent, and KeyBanc Capital Markets, Inc.

“Initial Maturity Date” means January 31, 2019.

“Material Subsidiary” means any Domestic Subsidiary of the Parent Guarantor that either (i) owns (or ground leases, as applicable) a UAP Property or other assets the value of which is included in the determination of Unencumbered Asset Pool Value and which at any time (whether when such Real Property Asset becomes a UAP Property or thereafter) has incurred, acquired, suffered to exist, or incurs, acquires or suffers to exist, or otherwise is liable with respect to any Indebtedness that is not Non-Recourse Indebtedness (whether as a borrower, co-borrower, guarantor, or otherwise), or (ii) is the borrower or co-borrower under, guarantees, or otherwise is or becomes obligated in respect of, any Indebtedness that is not Non-Recourse Indebtedness; provided that, in lieu of causing such Subsidiary to become a Guarantor as provided in Section 6.12, the Borrower may elect by delivery of written notice to Administrative Agent to exclude such Subsidiary as a Guarantor provided any Indebtedness of such Subsidiary which is not Non-Recourse Indebtedness is recourse only to the Subsidiary and not recourse to any other Person, and provided further that all assets owned directly or indirectly by the Subsidiary are excluded from the Unencumbered Asset Pool Value.

“Maturity Date” means the later of (a) the Initial Maturity Date and (b) if maturity is extended pursuant to Section 2.13, January 31, 2020; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Threshold Amount” means (a) with respect to Indebtedness that is recourse to a Loan Party or any of its Subsidiaries, $35,000,000, (b) with respect to Indebtedness that is not recourse to any Loan Party or any of its Subsidiaries, $70,000,000 and (c) with respect to all other matters, $10,000,000.

“UAP Guarantor” means each Subsidiary of the Parent Guarantor which owns (or ground leases, as applicable) a UAP Property and which is or becomes a Guarantor pursuant to Section 6.12.

“UAP Subsidiary” means each Subsidiary of Borrower and each Qualified Non-Wholly Owned Subsidiary which owns (or ground leases, as applicable) a UAP Property. Each UAP Guarantor shall be a UAP Subsidiary.

(c)      By deleting the words “and provided that, from and after the time that Administrative Agent receives written notice that Parent Guarantor has first obtained an Investment Grade Rating from at least two of the Rating Agencies,” from the definition of “Credit Rating Level” appearing in Section 1.01 of the Credit Agreement.

(d)      By deleting in its entirety the definition of the terms “Bond Issuance Event”, “Guarantor Release Date”, “Investment Grade Rating”, “Term Loan Agreement”, “Term Loan Documents”, “Term Loan Obligations”, “Unused Fee”, and “Unused Fee Rate” appearing in Section 1.01 of the Credit Agreement.

(e)      By deleting the reference to the “Existing Term Loan Agreement” in the second line of Section 1.07 of the Credit Agreement and inserting in lieu thereof a reference to the “Existing Credit Agreement”.

(f)      By deleting in its entirety Section 2.08(a) of the Credit Agreement and inserting in lieu thereof the following:

(a)        Facility Fee.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a facility fee (the “Facility Fee”) equal to the applicable Facility Fee Rate set forth in the table below multiplied by the actual daily amount of the Aggregate Commitments from the date thereof in the case of each Lender then a party thereto and from the effective date specified in the Assignment and Acceptance Agreement pursuant to which it became a Lender in the case of each other Lender until the last day of the Availability Period, payable quarterly in arrears on the tenth Business Day of each April, July, October and January, and on the last day of the Availability Period. The Facility Fee payable to the account of each Lender shall be calculated daily for each period for which the Facility Fee is payable during such period at the rate per annum set forth below:

Credit Rating Level	Facility Fee Rate
Credit Rating Level 1	0.15%
Credit Rating Level 2	0.15%
Credit Rating Level 3	0.20%
Credit Rating Level 4	0.25%
Credit Rating Level 5	0.30%

The Facility Fee shall be determined by reference to the Credit Rating Level in effect from time to time; provided, however, that no change in the Facility Fee rate resulting from a change in the Credit Rating Level shall be effective until three Business Days after the date on which the Administrative Agent receives written notice, pursuant to Section 6.03(f) or addressed to the Administrative Agent from the applicable Rating Agency, of a change in such Credit Rating Level or otherwise confirms such change through information made publicly available by such Rating Agency.

(g)      By deleting the text of Section 2.09(b) of the Credit Agreement in its entirety and inserting in lieu thereof the words “Intentionally Omitted”.

(h)      By deleting the date “August 29, 2018” appearing in Section 2.13 of the Credit Agreement and inserting in lieu thereof the date “January 31, 2020”.

(i)       By deleting the reference to “350,000,000” in Section 2.14(a) of the Credit Agreement and inserting in lieu thereof a reference to “500,000,000”.

(j)       By deleting in its entirety Section 2.16(a)(iii)(A) of the Credit Agreement and inserting in lieu thereof the following:

(A)        Each Defaulting Lender shall be entitled to receive a Facility Fee for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the Outstanding Amount of the Loans funded by it and (2) its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.03, Section 2.15, or Section 2.16(a)(ii), as applicable.

(k)      By deleting the text of Section 4.01(i) of the Credit Agreement in its entirety and inserting in lieu thereof the words “Intentionally Omitted”.

(l)       By deleting in its entirety Section 5.20 of the Credit Agreement.

(m)     By deleting in its entirety Section 6.12 of the Credit Agreement and inserting in lieu thereof the following:

6.12     Additional Guarantors.

The Borrower shall notify the Administrative Agent at the time that any Person becomes a Material Subsidiary and shall simultaneously with such Person becoming a Material Subsidiary, cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Joinder Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in Section 4.01(d) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

(n)      By deleting in its entirety Section 7.01(n) of the Credit Agreement and inserting in lieu thereof the following:

(n)        other Liens incurred in connection with Consolidated Funded Indebtedness, as long as, after giving effect thereto, the Loan Parties are in compliance with the financial covenants in Section 7.10, on a pro forma basis as if such Lien had been incurred as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 (or if such Lien exists as of the Closing Date, as of June 30, 2012); provided that the Loan Parties and UAP Subsidiaries may not grant a Lien on any UAP Property or the Equity Interests in any Subsidiary except in favor of the Lenders.

(o)      By deleting in its entirety Section 7.03(f) of the Credit Agreement and inserting in lieu thereof the following:

(f)        other Funded Indebtedness (including any portion of any renewal, financing, or extension of Indebtedness set forth in Schedule 7.03 to the extent such portion does not meet the criteria set for the in the proviso of clause (e) above) as long as, after giving effect thereto, the Loan Parties are in compliance with the financial covenants in Section 7.10, on a pro forma basis as if such Indebtedness had been incurred as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 (or if such Indebtedness exists as of the Closing Date, as of June 30, 2012)

(p)      By deleting in its entirety the parenthetical phrase appearing in Section 7.08 of the Credit Agreement and inserting in lieu thereof the following:

(other than this Agreement or any other Loan Document)

(q)      By deleting in their entirety Sections 7.10(a), (c), and (e) of the Credit Agreement and inserting in lieu thereof the following:

(a)        Consolidated Tangible Net Worth.  Permit Consolidated Tangible Net Worth, as of the last day of any fiscal quarter of the Parent Guarantor, to be less than the sum of (i) $850,000,000 plus (ii) an amount equal to 80% of the aggregate net cash proceeds from the issuance and sale of Equity Interests of the Parent Guarantor after September 30, 2014.

(c)        Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio (expressed as a percentage), as of the last day of any fiscal quarter of the Parent Guarantor, to be greater than 60%; provided, however, that the Borrower may make a one-time election by delivering written notice thereof to Agent upon which the Borrower may permit such ratio to be as high as 65% for a period of up to two (2) consecutive fiscal quarters immediately following a Material Acquisition.

(e)        Consolidated Unencumbered Leverage Ratio.    Permit the Consolidated Unencumbered Leverage Ratio (expressed as a percentage),

as of the last day of any fiscal quarter of the Parent Guarantor, to be greater than 60%; provided, however, that the Borrower may make a one-time election by delivering written notice thereof to Agent upon which the Borrower may permit such ratio to be as high as 65% for a period of up to two (2) consecutive fiscal quarters immediately following a Material Acquisition.

(r)      By deleting the words to “$75,000,000 during the term of this Agreement” in Section 7.13 of the Credit Agreement and inserting in lieu thereof the words “$100,000,000 during the term of this Agreement remaining after Amendment Closing Date”.

(s)      By inserting the word “or” before clause (ii) of Section 8.01(e) of the Credit Agreement and deleting clause (iii) of Section 8.01(e) of the Credit Agreement in its entirety.

(t)      By deleting in its entirety Section 9.10(b) of the Credit Agreement and inserting in lieu thereof the following:

(b)        In addition, the Lenders, the L/C Issuer and the Swing Line Lender irrevocably authorize the Administrative Agent to, and the Administrative Agent shall, release any Material Subsidiary that is a Guarantor from its obligations under the Guaranty upon receipt by Administrative Agent of a certification from the Parent Guarantor that none of the Material Subsidiaries of the Parent Guarantor to be released from the Guaranty have created, incurred, assumed or suffered to exist or are otherwise liable with respect to (whether as a borrower, co-borrower, guarantor or otherwise) any Indebtedness (including without limitation under any Swap Contract), other than the Indebtedness under the Loan Documents. For the avoidance of doubt, this Section 9.10(b) shall not permit or result in any release of Parent Guarantor from the Guaranty, or limit the provisions of Section 6.12.

(u)      By deleting the contents of Schedule 2.01 to the Credit Agreement in its entirety and inserting in lieu thereof the contents of Schedule 1 attached hereto.

(v)      By deleting the contents of Schedule 5.13 to the Credit Agreement in its entirety and inserting in lieu thereof the contents of Schedule 2 attached hereto.

3.        Guarantor Release. Borrower and Parent Guarantor hereby represent and warrant that (a) a Bond Issuance Event (as defined in the Credit Agreement prior to giving effect to this Amendment) occurred on or before the date hereof, and (b) none of the Subsidiaries of Borrower set forth on Schedule 3 attached hereto (the “Released Guarantors”) contemplated to be released from its respective obligations under the Guaranty pursuant to Section 9.10(b) of the Credit Agreement have created, incurred, assumed or suffered to exist or are otherwise liable with respect to (whether as a borrower, co-borrower, guarantor or otherwise) any Indebtedness (including without limitation under any Swap Contract), other than the Indebtedness under the Loan Documents. Agent and Lenders acknowledge that the conditions set forth in Section 9.10(b) of the Credit Agreement have been satisfied and Agent, for itself and on behalf of the Lenders, does hereby consent to the release of the Released Guarantors, from and after the date hereof, from any and all liabilities or obligations under the Guaranty and any other Loan Document to which the Released Guarantors are a party.

4.        Reallocation of Commitments; No Novation; Etc.

(a)        In order to facilitate this Amendment, Citibank, N.A. is executing this Amendment in order to become a party to the Credit Agreement as a “Lender” (the “New Lender”), and the Commitments and Revolving Loans shall be allocated among the Lenders that are a party to this Amendment in accordance with their respective Applicable Percentages reflected on Schedule 1 attached hereto. The foregoing is done as an accommodation to the Borrower, New Lender and the other Lenders, and shall be deemed to have occurred with the same force and effect as if such allocation was evidenced by the applicable Assignment and Assumption (as defined in the Credit Agreement), and no other documents shall be, or shall be required to be, executed in connection therewith, except as provided in Sections 4(c), (d) and (f) of this Amendment. For the avoidance of doubt, other than the payment of certain fees described in Section 2.08 of the Credit Agreement and in the Fee Letter, no payment is due and payable to any Lender in connection with the foregoing.

(b)        New Lender hereby acknowledges, agrees and confirms that, by its execution of this Amendment, it will be deemed to be a party to the Credit Agreement and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the rights and obligations of a “Lender” thereunder as fully as if it has executed the Credit Agreement and the other Loan Documents. New Lender hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement and in the other Loan Documents which are binding upon the Lenders, including, without limitation, all of the authorizations of the Lenders set forth in Article IX of the Credit Agreement, as supplemented from time to time in accordance with the terms thereof.

(c)        New Lender agrees (i) that, concurrently herewith, it will complete, and execute and deliver to the Agent, an Administrative Questionnaire, and (ii) that, at any time and from time to time, upon the written request of the Agent, it will execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect the purposes of this Section 4.

(d)        New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a “Lender” under the Credit Agreement, (ii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement and, to the extent of its Applicable Percentage of the Commitments, shall have the rights and obligations of a “Lender” thereunder, (iii) it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment on the basis of which it has made such analysis and decision, and (iv) it has delivered to the Agent prior to the date hereof any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including Section 3.01 thereof), duly completed and executed by such New Lender; and (b) agrees that (i) it will, independently and without reliance on the Agent, any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a “Lender” thereunder.

(e)        The Borrower and the Parent Guarantor hereby acknowledge and agree that (i) New Lender is an Eligible Assignee and (ii) as of the effective date of the Amendment Closing Date, the amount of each Lender’s Commitment shall be the amount set forth on Schedule 1 attached hereto. The terms of the Commitment provided by New Lender, and the Revolving Loans to be made under the Credit Agreement, shall be as set forth for Commitments and Revolving Loans, respectively, in the Credit Agreement.

(f)        There shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the Indebtedness evidenced by the Credit Agreement and the Notes, which Indebtedness is instead allocated among the Lenders as of the date hereof in accordance with their respective Applicable Percentages of the Aggregate Commitments, and is evidenced by the Credit Agreement and any Note(s), and the Lenders shall as of the date hereof make such adjustments to the outstanding Loans of such Lenders so that such outstanding Loans are consistent with their respective Applicable Percentages of the Aggregate Commitments.

5.        Acknowledgment of Borrower and Parent Guarantor.  Borrower and the Parent Guarantor hereby acknowledge, represent and agree that the Loan Documents, as modified and amended herein, remain in full force and effect and constitute the valid and legally binding obligation of Borrower and the Parent Guarantor, as applicable, enforceable against Borrower and the Parent Guarantor in accordance with their respective terms (except as enforceability is limited by Debtor Relief Laws or general equitable principles relating to or limiting creditors’ rights generally). By execution hereof, the Parent Guarantor consents to the amendments contained herein. Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment, waiver or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower or the Parent Guarantor under the Loan Documents.

6.        References to Credit Agreement.  All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement, as modified and amended herein.

7.        Representations.  Borrower and the Parent Guarantor represent and warrant to Agent and the Lenders as follows:

(a)        Authorization.    The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of Borrower and the Parent Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and the Parent Guarantor, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which Borrower or the Parent Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to Borrower or the Parent Guarantor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any Organization Documents of, or any mortgage, indenture, agreement, contract or other instrument binding upon, Borrower or the Parent Guarantor or any of their respective properties or to which

Borrower or the Parent Guarantor is subject, and (v) do not and will not result in or require the imposition of any Lien on any of the properties, assets or rights of Borrower or the Parent Guarantor.

(b)        Enforceability.  This Amendment constitutes the valid and legally binding obligations of Borrower and the Parent Guarantor, enforceable in accordance with the terms and provisions hereof, except as enforceability may be limited by Debtor Relief Laws or general equitable principles relating to or limiting creditors’ rights generally.

(c)        Approvals.  The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent or approval of, or any filing with, or the giving of any notice to, any Governmental Authority other than those already obtained, taken or made, as the case may be, those specified herein and any disclosure filings with the SEC as may be required with respect to this Amendment.

(d)        Reaffirmation.  Borrower and the Parent Guarantor reaffirm and restate as of the date hereof each and every representation and warranty made by the Borrower and the Parent Guarantor in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date.

8.        No Default.  By execution hereof, Borrower and the Parent Guarantor certify that as of the date of this Amendment and immediately after giving effect to this Amendment no Default or Event of Default has occurred and is continuing.

9.        Waiver of Claims.  Borrower and the Parent Guarantor acknowledge, represent and agree that as of the date of this Amendment it has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender, and Borrower and the Parent Guarantor do hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

10.      Effective Date.    The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent (the date all such conditions have been satisfied or waived in writing by the Lenders hereinafter referred to as the “Amendment Closing Date”):

(a)        the execution and delivery of this Amendment by Borrower, the Parent Guarantor, Agent and the Lenders;

(b)        Agent shall have received evidence reasonably satisfactory to Agent that all loans under that First Amended and Restated Term Loan Agreement dated as of August 29, 2012, among Borrower, Parent Guarantor, KeyBank National Association, as administrative agent, and the lenders party thereto from time to time, as amended, have been repaid in full and all Term Loan Documents (as defined in the Credit Agreement prior to the effectiveness of this Amendment) have been terminated (other than with respect to indemnification obligations of the Loan Parties that by their terms expressly survive such repayment);

(c)        Agent shall have received one or more favorable opinions of counsel to Borrower and the Parent Guarantor addressed to Agent and the Lenders covering such matters as the Agent may reasonably request and in form and substance reasonably satisfactory to the Agent;

(d)        Agent shall have received a duly completed Compliance Certificate (demonstrating Borrower will be in compliance with the financial covenants in the Credit Agreement after giving effect to the amendments to the Credit Agreement contemplated herein), signed by a Responsible Officer of Borrower, which shall be similar in form and substance to the Compliance Certificate delivered to Agent for the quarter ending September 30, 2014 (subject to adjustments to account for the changes in the Capitalization Rate and Consolidated Tangible Net Worth covenant set forth in this Amendment).

(e)        Borrower shall have executed and delivered to the Agent a Revolving Note for New Lender, such Revolving Note to be in the amount set forth opposite such New Lender’s name on Schedule 1 attached hereto;

(f)        There shall not have occurred a material adverse change since December 31, 2013 in the business, assets, operations or financial condition of the Parent Guarantor and its Subsidiaries, taken as a whole, or in the facts and information regarding such entities as represented to date.

(g)        Borrower shall have paid the reasonable and documented fees and expenses of the Agent due and payable in accordance with Section 10.04 of the Credit Agreement with respect to this Amendment (including, without limitation, those fees due and payable pursuant to the letter agreement, dated November 26, 2014, among the Parent Guarantor, the Agent, and KeyBanc Capital Markets, Inc, and the reasonable fees and expenses of counsel to Agent), all of which shall be fully earned and non-refundable under any circumstances when paid; and

(h)        Agent shall have received such other assurances, certificates, documents, consents or opinions as the Agent or the Lenders may reasonably request.

11.        Amendment as Loan Document.      This Amendment shall constitute a Loan Document.

12.        Counterparts.    This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic image (e.g., “PDF” or “TIF” via electronic mail) shall be effective as delivery of a manually executed counterpart of this Amendment.

13.        Miscellaneous.      THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement. All captions in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose.

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IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment, under seal, as of the day and year first above written.

BORROWER:

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP, a Delaware limited partnership

By:	Retail Opportunity Investments GP, LLC, its general partner, a Delaware limited liability company

	By:	/s/ Michael B. Haines

Name:	Michael B. Haines

Title:	Chief Financial Officer

PARENT GUARANTOR:

RETAIL OPPORTUNITY INVESTMENTS CORP., a Maryland corporation

By:	/s/ Michael B. Haines

Name:	Michael B. Haines

Title:	Chief Financial Officer

[Signatures Continued on Next Page]

[Signature Page to Fourth Amendment to First Amended and Restated Credit Agreement – KeyBank/ROI 2014]

ADMINISTRATIVE AGENT:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Daniel Stegemoeller

Name:	Daniel Stegemoeller

Title:	Sr. Vice President

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[Signature Page to Fourth Amendment to First Amended and Restated Credit Agreement – KeyBank/ROI 2014]

LENDERS:

KEYBANK NATIONAL ASSOCIATION, as a Lender, L/C Issuer

By:	/s/ Daniel Stegemoeller

Name:	Daniel Stegemoeller

Title:	Sr. Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Dennis Kwan

Name:	Dennis Kwan

Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jason Lamport

Name:	Jason Lamport

Title:	Officer

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael Paris

Name:	Michael Paris

Title:	Senior Vice President

BANK OF MONTREAL – CHICAGO BRANCH, as a Lender

By:	/s/ Lloyd Baron

Name:	Lloyd Baron

Title:	Vice President

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[Signature Page to Fourth Amendment to First Amended and Restated Credit Agreement – KeyBank/ROI 2014]

JPMORGAN CHASE BANK. N.A., as a Lender
By:	/s/ Rita Lai

Name:	Rita Lai

Title:	Senior Credit Banker

REGIONS BANK, as a Lender
By:	/s/ Kyle D. Upton

Name:	Kyle D. Upton

Title:	Vice President

ROYAL BANK OF CANADA, as a Lender
By:	/s/ Joshua Freedman

Name:	Joshua Freedman

Title:	Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Dale Northup

Name:	Dale Northup

Title:	Senior Vice President

CITIZENS BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ David R. Jablonowski

Name:	David R. Jablonowski

Title:	Senior Vice President

CITIBANK, N.A., as a Lender
By:	/s/ John Rowland

Name:	John Rowland

Title:	Vice President

[Signature Page to Fourth Amendment to First Amended and Restated Credit Agreement – KeyBank/ROI 2014]

SCHEDULE 1

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage of Commitment

KeyBank National Association	$50,000,000.00	10.0000000000%

U.S. Bank National Association	$47,000,000.00	9.4000000000%

PNC Bank, National Association	$47,000,000.00	9.4000000000%

Bank of America, N.A.	$44,500,000.00	8.9000000000%

Bank of Montreal – Chicago Branch	$44,500,000.00	8.9000000000%

JPMorgan Chase Bank, N.A.	$44,500,000.00	8.9000000000%

Royal Bank of Canada	$44,500,000.00	8.9000000000%

Wells Fargo Bank, National Association	$44,500,000.00	8.9000000000%

Citizens Bank, National Association	$44,500,000.00	8.9000000000%

Regions Bank	$44,500,000.00	8.9000000000%

Citibank, N.A.	$44,500,000.00	8.9000000000%

TOTAL	$500,000,000.00	100.000000000%

Schedule 1

SCHEDULE 2

Retail Opportunity Investments Corp. Schedule of Entities December 9, 2014	Note: Assets designated in bold italics have not yet closed as of the date of this report

Entity	Jurisdiction of Org.	Additional Qualification	Assets	Owner
				GP (% Interest)	LP (% Interest)
Retail Opportunity Investments Corp.	MD	NY, OR, WA, CA		Shareholders
Retail Opportunity Investments GP, LLC	DE			Retail Opportunity Investments Corp.
Retail Opportunity Investments Partnership, LP	DE	CA		Retail Opportunity Investments GP, LLC (1%)	Retail Opportunity Investments Corp. (99%)
ROIC Washington, LLC	DE	WA

Vancouver Market Center, Crossroads 2nd Mortgage, Canyon Park Shopping Center, Hawks Prairie, Gateway Shopping Center, Aurora Square, Meridian Valley Plaza, The Market at Lake Stevens, Heritage Market Center, The Kress Building, Canyon Crossing, Aurora II

Retail Opportunity Investments Partnership, LP
ROIC Oregon, LLC	DE	OR	Happy Valley Town Center, Wilsonville Old Town Square, Division Crossing, Halsey Crossing, Cascade Summit Town Square, Tigard Marketplace, Wilsonville (expected close 12/11/2014)	Retail Opportunity Investments Partnership, LP
ROIC California, LLC	DE	CA

Sycamore Creek, Marketplace Del Rio, Morada Ranch, Marlin Cove Shopping Center, The Village at Novato, Glendora Shopping Center, Bay Plaza, Norwood Center, Pleasant Hill Marketplace, Claremont Promenade, Desert Springs Marketplace, Mills Shopping Center, Green Valley Station, Seabridge Marketplace, Harbor Place Center, Diamond Hills Plaze, Hawthorne Crossing, Granada Shopping Center, Peninsula Marketplace, Country Club Village, Plaza de la Canada, Gateway Village I, Gateway Village II, North Park Plaza, Fallbrook Center, Moorepark Town Center, Mission Foothills Marketplace

Retail Opportunity Investments Partnership, LP
ROIC Riverside Plaza, LLC	DE		50% Interest in WRT-ROIC Riverside, LLC	Retail Opportunity Investments Partnership, LP
WRT-ROIC Riverside, LLC	DE			WRT Realty, L.P. (50%)	ROIC Riverside Plaza, LLC (50%)
ROIC STV, LLC	DE	CA	Santa Teresa Village	Retail Opportunity Investments Partnership, LP
ROIC Santa Ana, LLC	DE	CA	Santa Ana Downtown Plaza	Retail Opportunity Investments Partnership, LP
ROIC Pinole Vista, LLC	DE	CA	Pinole Vista Plaza	Retail Opportunity Investments Partnership, LP
ROIC Hillsboro, LLC	DE	WA	Hillsboro Market Center	Retail Opportunity Investments Partnership, LP
ROIC Paramount Plaza, LLC	DE	CA	Paramount Plaza	Retail Opportunity Investments Partnership, LP
ROIC Phillips Ranch, LLC	DE	CA		Retail Opportunity Investments Partnership, LP (99.97%)	MCC Realty III, LLC (.03%)
ROIC Phillips Ranch, TRS	DE		Manisa Note	ROIC Phillips Ranch, LLC
ROIC Cypress West, LLC	DE	CA	Cypress Center West	Retail Opportunity Investments Partnership, LP
ROIC Euclid Plaza, LLC	DE	CA	Euclid Plaza	ROIC Euclid Plaza Holding I, LLC (50%) – Managing Member	ROIC Euclid Plaza Holding II, LLC (50%)
ROIC Euclid Plaza Holding I, LLC	DE	CA	50% Interest in ROIC Euclid Plaza, LLC	Retail Opportunity Investments Partnership, LP
ROIC Euclid Plaza Holding II, LLC	DE		50% Interest in ROIC Euclid Plaza, LLC	Retail Opportunity Investments Partnership, LP
ROIC Zephyr Cove, LLC	DE	NV	Round Hill Square	Retail Opportunity Investments Partnership, LP
ROIC Gateway III, LLC	DE	CA	Gateway Village III	ROIC Gateway Holding III, LLC
ROIC Gateway Holding III, LLC	DE	CA	ROIC Gateway III, LLC	Retail Opportunity Investments Partnership, LP
ROIC Crossroads GP, LLC	DE		100% of GP Interest in Terranomics Crossroads Associates	Retail Opportunity Investments Partnership, LP
ROIC Crossroads LP, LLC	DE		100% of LP Interest in Terranomics Crossroads Associates	Retail Opportunity Investments Partnership, LP
Terranomics Crossroads Associates, LP	CA	WA	The Crossroads	Terranomics Crossroads Associates GP Interest	Terranomics Crossroads Associates LP Interest
SARM Five Points Plaza, LLC	WA	CA	Five Points Plaza	Retail Opportunity Investments Partnership, LP
ROIC CCG, LLC	DE	CA	Country Club Gate	ROIC CCG Holding I, LLC (50%) – Managing Member	ROIC CCG Holding II, LLC (50%)
ROIC CCG Holding I, LLC	DE	CA	50% Interest in ROIC CCG, LLC	Retail Opportunity Investments Partnership, LP
ROIC CCG Holding II, LLC	DE		50% Interest in ROIC CCG, LLC	Retail Opportunity Investments Partnership, LP
ROIC RTC, LLC	DE	CA	Renaissance Towne Center	ROIC RTC Holding I, LLC (50%) – Managing Member	ROIC RTC Holding II, LLC (50%)
ROIC RTC Holding I, LLC	DE	CA	50% Interest in ROIC RTC, LLC	Retail Opportunity Investments Partnership, LP
ROIC RTC Holding II, LLC	DE		50% Interest in ROIC RTC, LLC	Retail Opportunity Investments Partnership, LP
ROIC DBTC, LLC	DE	CA	Diamond Bar Town Center, Grazlanos	Retail Opportunity Investments Partnership, LP
ROIC BHP Holding I, LLC	DE	CA	50% Interest in ROIC BHP, LLC	Retail Opportunity Investments Partnership, LP
ROIC BHP Holding II, LLC	DE	CA	50% Interest in ROIC BHP, LLC	Retail Opportunity Investments Partnership, LP
ROIC Redondo Beach Plaza, LLC	DE	CA	Redondo Beach Plaza	Retail Opportunity Investments Partnership, LP
ROIC Lakeside Eagle, LLC	DE		50% Interest in WRT-ROIC Lakeside Eagle, LLC	Retail Opportunity Investments Partnership, LP
WRT-ROIC Lakeside Eagle, LLC	DE	CA		WRT Lender, LLC (50%)	ROIC Riverside Plaza, LLC (50%)
ROIC Robinwood, LLC	DE		Robinwood Shopping Center	Retail Opportunity Investments Partnership, LP
ROIC Creekside Plaza, LLC	DE	CA	Creekside Plaza	Retail Opportunity Investments Partnership, LP

Schedule 2

SCHEDULE 3

Released Guarantors

Retail Opportunity Investments GP, LLC
ROIC Paramount Plaza, LLC
ROIC Santa Ana, LLC
ROIC Washington, LLC
ROIC California, LLC
ROIC Oregon, LLC
ROIC Pinole Vista, LLC
ROIC Zephyr Cove, LLC
ROIC Hillsboro, LLC
ROIC RTC Holding I, LLC
ROIC CCG Holding I, LLC
ROIC Cypress West, LLC
ROIC Redondo Beach Plaza, LLC

Schedule 3